EXHIBIT 10.41

Amendment of Commercial Lease Agreement

This Amendment of Commercial Lease Agreement made this 28th day of January 2020, by and between Mark Waldron, in his capacity as the duly appointed Chapter 11 bankruptcy Trustee of GigaWatt, Inc., (hereinafter "Tenant") and TNT Business Complexes LLC, (hereinafter "Landlord"), is made in consideration of the mutual promises and covenants set forth hereafter:

A.           Landlord and Tenant hereby acknowledge and agree that Mark Waldron, in his capacity as the duly appointed Chapter 11 bankruptcy Trustee for the Tenant, undertook the Commercial Lease Agreement attached hereto as Exhibit A and thereafter exercised Tenant's option to extend the Commercial Lease Agreement through the last day of November 2024.

B.            Landlord and Tenant further agree that paragraph three (3) of Exhibit A shall be replaced in its entirety with the following effective February 1, 2020:

3.       Rent: Tenant agrees to pay Landlord $1,950.00 per month in rent for the months of February 2020 through November 2020. Rent shall thereafter increase on an annual basis as follows:

December 2020 through November 2021: $2,000 per month
December 2021 through November 2022: $2,050 per month
December 2022 through November 2023: $2,100 per month
December 2023 through November 2024: $2,150 per month

Rent is payable at the outset of each month, i.e., rent shall be payable no later than the 1st day of each month. If Tenant has failed to pay rent by the 1st day of the month, Tenant hereby agrees to pay a late fee of $100 and agrees that interest shall begin accruing on the delinquent rent at a rate of 12% per annum, with interest accruing from date rent was due and continuing to accrue until the delinquent rent is paid. The late fee and accrued interest must be paid by Tenant to cure any delinquency in the payment of rent.

C.            The parties agree that all other terms and provisions in Exhibit A shall remain in effect and unchanged. This Agreement shall be subject to Bankruptcy Court approval, which the Trustee agrees to undertake and Landlord agrees to support. The parties acknowledge that Bankruptcy Court approval cannot be obtained prior to February 1, 2020, based upon notice requirements, however the parties agree that the Bankruptcy Estate of Giga Watt, Inc. shall commence payments as described above effective February 1, 2020.

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